UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2010

EDCI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34015	26-2694280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 East 44th Street, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

(646) 401-0084
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On November 8, 2010, EDCI Holdings, Inc. (“EDCI”), held a Special Meeting of Stockholders, and the matters voted upon at the Special Meeting and the results of the voting were as follows:

Reverse/Forward Stock Split Proposal

EDCI’s stockholders approved two amendments to the Certificate of Incorporation of EDCI, providing for (i) a reverse 1-for-1,400 stock split, followed immediately by (ii) a forward 1,400-for-1 stock split.  Each record stockholder of EDCI owning fewer than 1,400 shares of common stock, $0.02 par value per share, immediately prior to the reverse split will, instead of participating in the forward split, receive a cash payment equal to $3.44 per share on a pre-split basis.

For	Against	Abstain	Broker Non-Votes

3,781,665	1,307,419	4,883	-0-

Item 8.01  Other Events.

On November 10, 2010, EDCI issued a press release announcing the approval of the proposal set forth above at the Special Meeting of Stockholders held on November 8, 2010.  Further information is set forth in the press release furnished as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated November 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDCI Holdings, Inc.
Date: November 10, 2010

	By:	/s/ Kyle E. Blue
Printed Name: Kyle E. Blue
Title: Treasurer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated November 10, 2010